UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 23, 2008

GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-20859	75-2287752
(State or oher jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 CONSTITUTION DRIVE
MENLO PARK, CALIFORNIA 94025
 (Address of principal executive offices, including zip code)

(650) 473-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

Please see Item 5.02 below for a description of the material terms of an offer letter entered into between Geron Corporation ("Geron") and Fabio M. Benedetti, M.D., which description is incorporated by reference into this Item 1.01.

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 25, 2008, Geron publicly disseminated a press release announcing that Alan B. Colowick, M.D., M.P.H, is leaving the company to pursue other interests. Dr. Colowick informed the Company of his intention to resign on January 23, 2008. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein. Thomas B. Okarma, Ph.D., M.D., Geron’s president and chief executive officer, has resumed operational leadership of the company’s oncology programs.

Effective January 24, 2008, Fabio M. Benedetti, M.D., has been appointed Chief Medical Officer, Oncology for the company. Dr. Benedetti shall report directly to Dr. Okarma.

Dr. Benedetti joined Geron in April 2007 as Senior Vice President, Clinical Development Oncology. From 2005 to 2006, Dr. Benedetti was the Vice President and Medical Officer for Onyx Pharmaceuticals Inc., where he managed Investigator-Sponsored Trials (IST)/ Phase IV, Publications, Medical Information, Medical Science Liaisons (MSL) and medical review of all promotional material. From 2002 to 2005, he was the Vice President of Global Medical Affairs for Millennium Pharmaceuticals and helped launch Velcade® in the U.S. for the treatment of multiple myeloma. From 1999 to 2002, Dr. Benedetti held various management positions with the Oncology Global Marketing group at Bristol-Myers Squibb.

Dr. Benedetti holds an M.D. from Brown University Medical School and a B.A. in biology from Brown University. Also, he has been an attending clinical assistant with the division of gastrointestinal oncology at Memorial Sloan-Kettering Cancer Center and an Instructor at Cornell University Medical College.

In connection with Dr. Benedetti’s appointment, Geron and Dr. Benedetti each executed an offer letter, which provides for base salary compensation of $350,000 per annum and a target bonus of 40 percent of his base salary.

Dr. Benedetti is also a party to Geron’s Severance Plan (the "Severance Plan"). Under the Severance Plan, if Dr. Benedetti was terminated for any reason other than "cause" (as defined in the Severance Plan) and has signed a mutually acceptable separation agreement, he shall be entitled to (i) a lump sum payment equal to his then-current base salary for the Severance Period (as defined in the Severance Plan); and (ii) payment of premiums required for the continuation of health, dental and vision insurance under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") through the earlier of the end of the applicable Severance Period or when other employment offering health care coverage is obtained.

Item 9.01     Financial Statements and Exhibits.

(c)	Exhibits

10.1 Offer letter between Geron Corporation and Dr. Fabio M. Benedetti, dated January 24, 2008

99.1 Press release dated January 25, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date:	January 25, 2008	By:	/s/ Thomas B. Okarma
Thomas B. Okarma
President and Chief Executive Officer

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